                                                         EXHIBIT 11.0


                             SUN MICROSYSTEMS, INC.

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                                  (unaudited)
                    (in thousands, except per share amounts)

PRIMARY
- -------
                                                           Three Months Ended                       Six Months Ended
                                                    --------------------------------        ----------------------------------
                                                    January 1,          December 26,          January 1,          December 26,
                                                       1995                 1993                 1995                 1993
                                                    ----------          ------------        -------------        -------------
Net income                                           $81,624              $43,824              $120,051             $60,430
                                                     =======              =======              ========             =======
Weighted average common
shares outstanding                                    95,075               94,150                95,052              96,558

Common-equivalent shares
attributable to stock options and warrants             2,684                1,300                 1,925               1,655

Total common and
common-equivalent shares
outstanding                                           97,759               95,450                96,977              98,213
                                                     =======              =======              ========             =======
Net income per common and
common-equivalent share                              $  0.83              $  0.46              $   1.23             $  0.62
                                                     =======              =======              ========             =======

                             SUN MICROSYSTEMS, INC.

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                                  (unaudited)
                    (in thousands, except per share amounts)

FULLY DILUTED
- -------------
                                                           Three Months Ended                       Six Months Ended
                                                    --------------------------------        ----------------------------------
                                                    January 1,          December 26,          January 1,          December 26,
                                                       1995                 1993                 1995                 1993
                                                    ----------          ------------        ------------          ------------
Net income                                           $81,624              $43,824              $120,051             $60,430
                                                     =======              =======              ========             =======
Weighted average common
shares outstanding                                    95,075               94,150                95,052              96,558

Common-equivalent shares
attributable to:

     Stock options and warrants                        2,960                1,477                 2,169               1,769

Total common and
common-equivalent shares
outstanding                                           98,035               95,627                97,221              98,327
                                                     =======              =======              ========             =======
Net income per common and
common-equivalent share                              $   .83              $  0.46              $   1.23             $  0.61
                                                     =======              =======              ========             =======